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                            SECOND AMENDMENT TO LEASE



         THIS SECOND AMENDMENT TO LEASE ("2nd Amendment") dated this 6th day of August, 1998, is entered into by and between DRAPER LAND LIMITED PARTNERSHIP No. 2, A Utah limited partnership ("Landlord"), and 1-800-LENS NOW, INC., dba 1-800-CONTACTS, a Utah corporation ("Tenant")

                              W I T N E S S F T H:

         WHEREAS, Landlord and Tenant entered into a Lease dated November 3, 1997, and a First Amendment dated May 25, 1998 ("Lease") which are incorporated herein by reference;

         WHEREAS, the parties hereto desire to amend certain terms and conditions of the Lease as specifically indicated in this Amendment. However, unless specifically amended herein, all terms and conditions of the Lease and 1st Amendment remain in full force and effect;

         NOW THEREFORE, in consideration of the mutual promises, representation and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         1. The recitals contained herein are hereby incorporated by reference.

         2. Article 1(a) shall be replaced in its entirety by the following:

         1(a)     (i) Original Premises.  Landlord hereby leases to Tenant, and
                      -----------------
                  Tenant hereby leases from Landlord, for the term and subject to the terms and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, those certain premises ("Original Premises"), highlighted on Exhibit
                  A-l attached hereto, which include approximately 23,379
                  Rentable square feet. The location of the Original Premises and related Building is commonly known as: 66 E. Wadsworth
                  Park Dr., Bldg. B, Suite #300, Draper, UT 84020 (the
                  "Building").
         (ii)     Expansion Space.  (a) Landlord hereby leases to Tenant, and
                  ---------------
                  Tenant hereby leases from Landlord, for the term and subject to the terms and conditions hereafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, those certain expansion premises ("Expansion Premises") highlighted on Exhibit A-2 attached hereto, which includes approximately
                  8,380 Rentable square feet of office space (the exact Rentable

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                  square footage and location to be determined by final space plan). The location of the Expansion Premises shall be on the 2nd floor of the same building as the Original Premises.

                  (b)      Occupancy.  Tenant will take occupancy of the
                           ---------
                           Expansion Premises on December 15, 1998.
                  (c)      Expansion Space Term.  The lease term for the
                           --------------------
                           Expansion Premises shall be 60 months only,
                           commencing on December 15, 1998 and ending on December 14, 2003. Options to extend the lease for the Expansion space will be the same as the options for the Original Premises. Nothing in this paragraph will be deemed to affect the lease term or the extension option for the Original Premises covered by the lease and amendment #1.
                  (d)      Rent for Expansion Premises.  The monthly Base Rent
                           ---------------------------
                           under the Lease will be increased, commencing on December 15, 1998 by $11,522.50 per month, representing rent for the Expansion Premises at the rate of $16.50 per year per rentable square foot. Therefore, commencing December 15, 1998 the total monthly Base Rent under the Lease (for both the Original Premises and the Expansion Premises) will be $43,668.63 and will continue as designated in lease amendment #1. On December 15, 2003, after the tenant vacates the Expansion Premises, the monthly rent will revert to the rate decimated for the Original Premises in lease amendment #1.
                  (e)      Additional Parking Stalls.  In addition to the
                           -------------------------
                           parking stalls described in the Lease, Tenant will have the use (from December 15, 1998 through December 14, 2003) of 5 non-reserved stall for each 1,000 rentable square feet included in the Expansion Premises. These parking stalls will be located anywhere in the decimated parking area for Building B and the east section of lot 2 (see attachment B), subject to availability. There will be no additional charge for these parking stalls, but Tenant shall be responsible for the costs of repair and maintenance of these stalls, which cost will be payable as Additional Rent.
                  (f)      Tenant Improvement Allowances.  Landlord will, at its
                           -----------------------------
                           sole cost and expense, provide Base Building
                           Improvements for the Expansion Premises, as described in paragraph 2(c) of the Lease. Landlord will also provide a Tenant Improvement Allowance for the Expansion Premises in the amount of $22.50 per usable square foot. Tenant shall pay for all other expenses of improving the Expansion Premises and preparing them for occupancy. In the event that Landlord advances funds in excess of $22.50


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                           per usable square foot for any Expansion Premises
                           improvements other than the Base Building
                           Improvements, Tenant will reimburse Landlord within ten (10) days after receipt of Landlord's invoice therefor.
                  (g)      Additional Security Deposit.  Upon execution of this
                           ---------------------------
                           Second Amendment, Tenant's security deposit under the Lease will increase by $13,198.50, so that the total security deposit will be $51,723.50.
                  (h)      Miscellaneous.  Except as expressly modified herein,
                           -------------
                           the Lease and Amendment #1 remain in full force and effect between the parties in accordance with their original terms.
                  (i)      Tenant Improvements.  The time schedule for tenant
                           -------------------
                           improvement documentation is as follows:
                           1. Tenant approved floor plan layout must be delivered to the Landlord by September 1, 1998.
                           2. Tenant approved complete plan including tenant finishes must be delivered to the Landlord by September 12, 1998.
                           Any delay by Tenant beyond these dates will not cause any change to the term, rent, and parking dates referenced above in (c), (d), and (e), but may cause a delay to the date of occupancy referenced above in
                           (b).

         3. The Tenant has under gone a corporate name change hence the Tenant name for the Lease shall be changed from 1-800-LENS NOW, INC., dba 1-800-CONTACTS, and amended to be 1-800 CONTACTS, INC. a Delaware Corporation.

         IN WITNESS WHEREOF, the parties have executed this Lease dated the day and year first above written.

TENANT,                                   LANDLORD,
1-800-CONTACTS, INC.                      DRAPER LAND LIMITED
                                          PARTNERSHIP NO. 2


By: [ILLEGIBLE SIGNATURE]                 By: /s/ Kip Wadsworth
   ----------------------                    ----------------------------
                                              Kip Wadsworth

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